Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-169497 on Form S-1 of our report dated September 17, 2010 relating to the consolidated financial statements of First Biomedical, Inc. and Subsidiaries as of and for the year ended December 31, 2009, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

October 5, 2010